UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On March 21, 2018, Playa Resorts Holding B.V. (“Holding”), a wholly-owned subsidiary of Playa Hotels & Resorts N.V. (“Playa” or the “Company”), entered into an interest rate swap pursuant to an International Swaps and Derivatives Association (“ISDA”) Master Agreement with Nomura Global Financial Products Inc. (the “Nomura ISDA Master Agreement”). The swap has a fixed notional value of $800 million that matures on March 31, 2023 and where the fixed rate paid by Holding is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate. On March 21, 2018, Holding also entered into an ISDA Master Agreement with Citibank, N.A. (the “Citibank ISDA Master Agreement” and together with the Nomura ISDA Master Agreement, the “ISDA Master Agreements”).

These hedging agreements were entered into to mitigate the interest rate risk inherent in Holding’s $100 million line of credit which matures on April 27, 2022 and $910 million term loan which matures on April 27, 2024 and are not for trading purposes. The ISDA Master Agreements, together with their related schedules (“Schedules”) contain customary representations and warranties and covenants. These hedging arrangements may be terminated prior to their expiration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Playa Hotels & Resorts N.V.

Date: March 23, 2018	By:	/s/ Ryan Hymel

Ryan Hymel
Chief Financial Officer